 FOR IMMEDIATE RELEASE
MEDIX RESOURCES, INC. AND
WELLPOINT PHARMACY MANAGEMENT
SIGN NEW AGREEMENT
     Denver, Colorado, October 5, 1999. Medix Resources, Inc. (OTC Bulletin Board -
MDIX), through its wholly owned Cymedix Lynx Corporation (Cymedix), and
WellPoint Pharmacy Management ("WellPoint"), today announced the signing of a letter of intent for an enhanced pilot project, as well as a system wide production project for Cymedix's Internet pharmacy products. This replaces an agreement signed in October 1998.

     WellPoint has agreed to continue assistance to Cymedix to implement the pilot project. Specifically, WellPoint and Cymedix will jointly pilot the Cymedix
Internet based transaction system to network physicians. The Cymedix i-Health product will be private labeled to WellPoint as Rx.net. Under the terms of the agreement, WellPoint will have a seat on the Board of Directors of Medix and the option to purchase Medix stock.

     The pilot will provide physicians with critical patient-specific pharmacy information at the point of care through Cymedix.com's e-commerce communications software featuring a prescription management module, Rx.Net.

     Cymedix.com combines patent-pending i-Health software technologies with pragmatic logistical processes that supply the physician with patient and formulary information without disruption to the practice's customary office procedure. Pertinent information is non-invasively extracted from the physician's office system and combined with data supplied through WellPoint's legacy system within the Cymedix.com software system. Following multiple scans, edits and software functions, the critical information regarding patient drug history, plan formulary options, drug utilization review, prior authorization and potentially harmful interactions are presented to the physician at the point-of-care. The secure provision of this information increases the efficiency of the office practice and improves patient care, while reducing the cost of care.

     Cymedix.com also has the ability to electronically construct the prescription chosen by the physician, record it within a local database and electronically transmit or fax it to the pharmacy of the patient's choice. Prescription transmission and data transfer is conducted securely over private networks to maintain absolute patient confidentiality.

     John Yeros, chairman and CEO of Medix, commented, "WellPoint's involvement with the Cymedix.com Internet healthcare transaction software is a watershed event in the company's history. The software has been tested and is ready for the pilot implementation. With WellPoint's assistance, the success of the project is greatly facilitated. Our long-term solution is to implement a nonproprietary
Internet healthcare transaction strategy that creates a systematic approach to providing physicians with a wide array of clinical data. Rx.Net has the ability to become the defacto standard of comprehensive information to the physician at the point-of-care."

     "We are pleased to work with Cymedix in bringing software technologies to our network physicians," said Michael A. Nameth, general manager of WellPoint
Pharmacy Management. "This capability supports our e-commerce strategy and commitment to high-quality patient care."

     WellPoint Pharmacy Management is the nation's leading health plan-owned pharmacy benefit management company, serving approximately 20 million lives. WellPoint
Pharmacy Management is the tradename of Professional Claim Services, Inc., an indirect subsidiary of WellPoint Health Networks, Inc.

     WellPoint Health Networks, one of the nation's largest publicly traded managed care companies, serves the health-care needs of 7 million medical and more than
30 million specialty members nationally through Blue Cross of California in
California, and UNICARE throughout other parts of the Country. WellPoint offers a broad spectrum of quality network-based health products including HMO, PPO,
POS, hybrid and specialty managed care products. Specialty products include pharmacy benefit management, dental, utilization management, vision, mental health, life and disability insurance, flexible spending accounts, COBRA administration, and Medicare supplement.

     Denver based Medix Resources, Inc. is engaged through its wholly owned subsidiary Cymedix Lynx Corporation of Thousand Oaks, California, in providing several fully secure patent-pending Internet medical communications products, using an E-commerce business model. Historically, the company's core business has been providing skilled nursing, therapy, rehabilitation and other medical personnel for flexible staffing in home care and in a broad spectrum of healthcare and educational facilities.
**** "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: the Statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB for 1998 that was filed with the Securities and Exchange Commission on April 12, 1999 and 1999 second quarter 10-QSB filed with the Securities and Exchange Commission on August 11, 1999. Such information is available from the SEC or from the Company.
Company Contact:
John P. Yeros       David Pfeil
303-741-2045        805-230-1133